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                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-114796) and the related Prospectus of CSX Transportation, Inc. (CSXT) for the exchange of Consolidated Rail Corporation (CRC) debt securities for CSXT debt securities and to the use of our report dated January 27, 2004, with respect to the consolidated financial statements of CRC.

/s/ Ernst & Young LLP                                   /s/ KPMG LLP
Jacksonville, Florida                                   Norfolk, Virginia
May 20, 2004                                            May 20, 2004